UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007 (December 7, 2007)

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SECURITY CAPITAL ASSURANCE LTD

(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279 7450

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On or around December 07, 2007, a class action lawsuit, entitled Brickman Investments, Inc. vs. Security Capital Assurance Ltd, et al., was commenced in the United States District Court for the Southern District of New York on behalf of all persons, other than the defendants, who purchased the common stock of Security Capital Assurance Ltd (“SCA”) in the secondary public offering of shares of SCA common stock by XL Insurance (Bermuda) Ltd, as selling shareholder, on or about June 6, 2007 (the “Secondary Offering”). The complaint names SCA, SCA’s President and Chief Executive Officer, SCA’s Executive Vice President and Chief Financial Officer, the lead underwriters of the Secondary Offering and XL Insurance Ltd. as defendants. The complaint alleges various violations of the Securities Act of 1933 by the defendants, and includes claims that the Registration Statement and Prospectus related to the Secondary Offering contained untrue statements of material facts, omitted to state other facts necessary to make the statements contained therein not misleading and were not prepared in accordance with the rules and regulations governing their preparation. The complaint seeks certain damages and other relief.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL ASSURANCE LTD (Registrant)

Date: December 10, 2007	By:	/s/ Michael Rego
Name: Michael Rego
Title: Executive Vice President